FIRST AMENDMENT TO AND RESTATEMENT OF MINERAL PROPERTY ACQUISITION AGREEMENT

This First Amendment to and Restatement of Mineral Property Acquisition Agreement (the “Amendment”) is dated and is effective February 22, 2010 (the “Effective Date”), and is by and between Pacific Copper Chile Limitada, a Chilean limited liability company, with an international address of 3040 N. Campbell Ave. Suite 110, Tucson, Arizona USA 85719 (“Pacific Chile”), Pacific Copper Corp., a Delaware corporation, with legal address of 3040 N. Campbell Ave. Suite 110, Tucson, Arizona USA 85719 (“Pacific Copper”), and Sociedad Gareste Limitada, a Chilean limited liability company, whose legal address is 208 Van Buren, Copiapo, Chile (“Gareste”).

RECITALS

A.
Pacific Chile and Gareste entered into a Mineral Property Acquisition Agreement dated June 11, 2009 (the “MPAA”) whereby Pacific Chile agreed to purchase the San Enrique copper property (the “Property”) in Atacama Region III Chile from Gareste in return for the delivery of shares of Pacific Copper and a net smelter return royalty.

B.	The original date for closing under the MPAA was to have been July 31, 2009.
C.	The parties have not completed or closed the purchase under the MPAA, but have by previous agreement extended the closing date to June 30, 2010.
D.
Since the execution of the MPAA, Gareste has obtained additional mineral concessions and filed applications for or overstaked other concessions adjacent to the Property, which the parties have agreed to include within the purchase contemplated under the MPAA.

E.	By this Agreement, Pacific Chile and Gareste desire to add Pacific Copper as a party to this transaction, and clarify the terms of the MPAA and their relationships relative to the Property.

FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY AFFIRMED AND ACKNOWLEDGED, Pacific Chile, Pacific Copper and Gareste hereby agree to amend the MPAA as follows:

AGREEMENT AND AMENDMENT

1.
Pacific Chile and Gareste hereby confirm and agree that Pacific Copper be made a party to the MPAA, and Pacific Copper hereby agrees to and with Pacific Chile jointly accepts the responsibilities and obligations of Pacific Chile under the MPAA.

2.	The parties hereby agree that the mineral exploration concessions described in Exhibit A attached hereto be included in and constitute the Property for purposes of the MPAA.
3.	The parties agree to specifically extend the Closing Date under Clause 6.1 of the MPAA to June 30, 2010.
4.
The parties agree that the consideration of 7 million shares of Pacific Copper due at Closing to Gareste shall be reserved or placed in escrow, pending satisfaction or waiver of the closing conditions under articles 5 and 6 of the MPAA, and further satisfaction of the conditions that would otherwise give rise to the Rescission Right set forth in clause 5 below.

5.
At Closing Gareste shall deliver titles to the Property to Pacific Chile as described in Article 6.3 of the MPAA. However, the parties further agree to grant and extend to Gareste a specific right of rescission (“Rescission Right”) of the transaction, obligating Pacific Chile and Pacific Copper to return and convey the mineral titles back to Gareste under limited circumstances. Such Rescission Right shall only become effective, and Gareste shall have the option to elect to exercise the Rescission Right, if (a) Pacific Copper does not raise and add to its treasury the net sum of US$1.6 million dollars (the “Capital Raise”) within six (6) months of the Effective Date of this Amendment, or (b) if at least US$1 million is not expended by Pacific Chile and Pacific Copper on the Property and related project overhead costs within eighteen (18) months of the Effective Date.

6.
In the event that Gareste exercises the Rescission Right, Pacific Copper and Pacific Chile shall convey all of their interests in the Property promptly back to Gareste through appropriate documentation under Chilean law; such conveyance to warrant titles and be free of any liens or encumbrances created by, through and under Pacific Copper and Pacific Chile. Similarly, in the case of exercise of the Rescission Right, Gareste agrees that any shares placed in escrow or otherwise received by Gareste by virtue of this transaction, shall be released and returned to Pacific Copper free of any liens or encumbrances created by, through and under Gareste.

7.	Other than as expressly provided herein, the parties reconfirm, restate and adopt the terms of the MPAA.

WHEREAS, the parties have executed this Amendment as of the date above first written.

PACIFIC COPPER CORP.

By:  _______________________

Title: ______________________

PACIFIC COPPER CHILE LIMITADA

By:  _______________________

Title: ______________________

SOCIEDAD GARESTE LIMITADA

By: _______________________

Title: _____________________